Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR

MaxLinear, Inc.
Carlsbad, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-165770, 333-172418, 333-180666, 333-187395, 333-194856, 333-203034, 333-204017, 333-210418, 333-217021 and 333-218022) of MaxLinear, Inc. of our report dated June 2, 2017, relating to the consolidated financial statements of Exar Corporation, which appears in this Current Report on Form 8-K/A.

/s/ BDO USA, LLP
San Jose, California
July 24, 2017